Exhibit 10.20

AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is made and entered into effective as of the 29 day of July, 2013, by and between COUSINS TIFFANY SPRINGS MARKETPLACE LLC and CP - TIFFANY SPRINGS INVESTMENTS LLC (collectively, "Seller"), and AMERICAN REALTY CAPITAL IV, LLC ("Purchaser").

RECITALS

A.    Seller and Purchaser entered into that certain Purchase and Sale Agreement (the "Sale Agreement") dated as of June 28, 2013, for the sale and purchase of the Tiffany Springs MarketCenter project in Kansas City, Missouri, as more fully described in the Sale Agreement.

B.    Seller and Purchaser desire to amend the Sale Agreement as hereinafter provided.

C.All terms which are defined in the Sale Agreement shall have the same meaning when used in this Amendment unless specifically provided herein to the contrary.

AGREEMENT

For and in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.     Inspection Period. The definition of "Inspection Period" set forth in Article 1 of the Sale Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

""Inspection Period" means the period expiring at 5:00 P.M. Eastern Standard Time on Thursday, August 1, 2013."

2.    Closing. Section 2.6 of the Sale Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

"The consummation of the sale by Seller and purchase by Purchaser of the Asset (the "Closing") will be held on any date on or before Wednesday, August 28, 2013 (the "Closing Date"). Either party shall have the right to extend the Closing Date for up to thirty (30) days by delivery of written notice of such extension to the other party and the Title Company on or before the date immediately preceding the scheduled Closing Date. Once one party has exercised its right to extend the Closing Date in accordance with this Section 2.6, the other party shall not have the right to extend the Closing Date to be a date any later than a total of thirty (30) days from the originally scheduled Closing Date, except to the extent otherwise expressly set forth in this Agreement. In the event Purchaser elects to extend the Closing Date pursuant to this Section 2.6, Purchaser will deliver the

Exhibit 10.20

Second Additional Earnest Money to Escrow Agent in the same manner as the Initial Earnest Money within three (3) Business Days after the date of delivery of Purchaser's notice of the extension of the Closing Date, and it is agreed that the Earnest Money will be non-refundable on the exercise by Purchaser of such extension right pursuant to this Section 2.6 except (a) in the event of a default by Seller, or (b) a termination of this Agreement as a result of a casualty or condemnation pursuant to Article 7 or as a result of the failure of Seller to deliver the Required Tenant Executed Estoppels by the Closing Date, as so extended. In addition, if Purchaser extends the Closing Date pursuant to this Section 2.6, Purchaser will no longer have an extension right pursuant to Section 4.4(e), and Seller will not be required to obtain any updated Estoppel Certificates from tenants to the extent those previously received by Seller and provided to Purchaser are dated more than thirty (30) days prior to the Closing Date as a result of such extension. The Closing will take place at an office in the metropolitan Atlanta, Georgia area, or at such specific place, time and Closing Date designated by Purchaser in a written notice to Seller not less than three (3) Business Days prior to Closing. If Purchaser fails to give notice of the Closing Date, the Closing will be at the offices of the Escrow Agent at 2:00 p.m. on the outside date for Closing as provided in this Agreement. Notwithstanding the foregoing, Seller and Purchaser agree to cooperate with one another to effect an escrow closing with the documents to be executed by each party to be delivered to Escrow Agent or to another mutually acceptable escrow agent so as to obviate the need for the representatives of Seller and Purchaser to attend the Closing."

3.     Counterpart Execution. This Amendment may be executed in multiple counterparts, which, when combined together, shall constitute an original of this Amendment. In addition, facsimile or email signatures of the parties shall be effective on all counterparts of this Amendment.

4.    Entire Agreement. This Amendment, together with the Sale Agreement, embodies the entire agreement of the parties hereto, and incorporates all previous correspondence or communications, whether written or oral. The Sale Agreement, as amended by this Amendment, can only be further modified or varied by written instrument subscribed to by all of the parties hereto.

[Signatures appear on next page]

Exhibit 10.20

This Amendment has been executed by Seller and Purchaser to be effective as of the date first set forth above.

SELLER:

COUSINS TIFFANY SPRINGS MARKETCENTER LLC,
a Georgia limited liability company

By:    Cousins Properties Incorporated,
a Georgia corporation, its sole Member

By:    /s/ Pamela F. Roper
Name:    Pamela F. Roper
Title:    Senior Vice President

CP - TIFFANY SPRINGS INVESTMENTS LLC, a Georgia limited liability company

By:    Cousins Properties Incorporated,
a Georgia corporation, its sole Member

By:    /s/ Pamela F. Roper
Name:    Pamela F. Roper
Title:    Senior Vice President

Date of Execution: July 29, 2013

Exhibit 10.20

PURCHASER:

AMERICAN REALTY CAPITAL IV, LLC,
a Delaware limited liability company

By:     /s/ Edward M. Weil, Jr.
Name:     Edward M. Weil, Jr.
Title:    President

Date of Execution: July 29, 2013